ONDAS
HOLDINGS INC.

First Quarter 2024
Earnings Release

Disclaimer

This presentation may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Ondas Holdings Inc. ("Ondas" or the "Company") cautions readers that forward-looking statements are predictions based on its current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company's actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC"), in the Company's Quarterly Reports on Form 10-Q filed with the SEC, and in the Company's other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law. Also, this presentation contains a non-GAAP financial measure. For a description of this non-GAAP financial measure, including a reconciliation to the most comparable measure under GAAP, see the Appendix to this presentation.

Leadership Team

ONDAS HOLDINGS INC.



ERIC BROCK
CHAIRMAN & CEO

Eric is an entrepreneur with over 25 years of management and investing experience.



YISHAY CURELARU
CFO

Yishay is an experienced financial executive with over 10 years experience with entrepreneurial growth companies.

ONDAS NETWORKS



GUY SIMPSON
PRESIDENT & COO

Guy joined Ondas Networks in 2010 bringing over 25 years of leadership, operations and engineering experience.

ONDAS AUTONOMOUS SYSTEMS



MEIR KLINER
PRESIDENT

Meir is an entrepreneur with over 20 years of proven track record in aerospace development and manufacturing.

AMERICAN ROBOTICS



TIM TENNE
CEO

Tim brings over 30 years of experience in military and commercial aerospace operations, regulatory, and leadership.

Agenda

Ondas on track to accelerate momentum in 2024

- **Introduction**
- **Financial Review & Outlook**
- **Business Update**
  - **Ondas Networks**
  - **Ondas Autonomous Systems (OAS)**
- **Closing Remarks**
- **Q&A**


KEEP OFF
AIROBOTICS

Overview

Ondas well positioned for long-term growth

- **Challenging Q1 2024 financial results**
  - Extended timeline to commercial volume orders on 900 MHz
  - Gaza War deferred revenue generating business development activity
- New order milestones demonstrate **broadening technology adoption**
  - 220 MHz PTC data radio order for key Northeast Corridor passenger railroad
  - Iron Drone order received from Israeli defense company
- Ondas Networks continues to **validate the significant global rail opportunity**
  - Completed systems integration demonstrating backwards compatibility in 900 MHz with Class I railroad in Chicago
  - Order on behalf of commuter railroad in Southwest placed with partner
- OAS is **protecting critical assets and infrastructure** globally
  - Customer engagement expanding in U.S., Europe and Middle East
  - Dual-use technologies seeing growing demand in defense and security applications to protect borders, critical transportation, logistics and energy assets
  - HHLA Sky partnership accelerates solutions for Terminal operators and the EU



Financial Review

Q1 2024

SELECT P&L DATA	Three Months Ended March 31, 2024	2023
Revenues, net	$ 625,009	$ 2,595,991
Cost of goods sold	1,019,991	1,569,095
Gross profit	(394,982)	1,026,896
Total operating expenses	8,732,213	13,679,575
Operating Loss	$ (9,127,195)	$ (12,652,679)
SUPPLEMENTAL INFO:		
Depreciation expense	123,071	252,544
Amortization of intangible assets	1,052,211	978,838
Stock-based compensation	269,553	1,263,356
Total	1,444,835	2,494,738
Adjusted EBITDA[1]	$ (7,682,360)	$ (10,157,941)

(1) Refer to "Non-GAAP Financial Measure"

KEY FINANCIAL INSIGHTS:

- P&L reflects early stage of initial platform adoption for Ondas Networks and OAS
- Weak revenue due to extended timelines on 900 MHZ at Ondas Networks and supply chain disruptions related to Gaza War
- Poor Gross Margin performance due to subscale operations and cost overruns on certain development projects
- OPEX improvement driven by strong expense controls and lower non-cash charges
- Operating Loss improved 28% YoY
- Adjusted EBITDA loss sharply lower; narrowed 24% year-over-year

Financial Review

Q1 2024

SELECT CASH FLOW DATA	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Net cash used in operating activities	$ (7,455,524)	$ (12,832,263)
Net cash provided by (used in) investing activities	(1,212,413)	863,831
Net cash provided by (used in) financing activities	8,236,646	(3,649,210)
Decrease in cash	(431,291)	(15,617,642)
Cash, cash equivalents and restricted cash, beginning of period	15,022,000	29,775,096
Cash, cash equivalents and restricted cash, end of period	$ 14,590,709	$ 14,157,454

KEY FINANCIAL INSIGHTS:

- Cash balance of $14.6 million
- Cash provided by financing includes:
  - $4.5 million gross proceeds raised during the first quarter Ondas Networks (preferred stock)
  - $4.05 million gross proceeds raised during the first quarter Ondas Holdings (common stock)
  - Financing transactions led by Charles & Potomac Capital

Balance Sheet

Q1 2024

SELECT BALANCE SHEET DATA

	March 31, 2024	December 31, 2023
ASSETS		
Cash, cash equivalents and restricted cash	$ 14,590,709	$ 15,022,000
Total assets	$ 91,615,524	$ 92,164,682
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Long-term Notes Payable	$ 300,000	$ 300,000
Convertible notes, current	27,378,288	25,692,505
Convertible notes, long-term	1,665,899	2,812,156
Total debt	$ 29,344,187	$ 28,804,661
Total liabilities	$ 47,929,588	$ 47,108,861
Redeemable noncontrolling interests	$ 15,922,284	$ 11,920,694
Total Stockholders' equity	$ 27,763,652	$ 33,135,127
Total liabilities and stockholders' equity	$ 91,615,524	$ 92,164,682

KEY FINANCIAL INSIGHTS:

- Cash balance of $14.6 million
- New investment at Ondas Holdings and Ondas Networks
- Convertible notes amortize monthly through maturity via equity issuance or cash payments; unless amortization is deferred
- Convertible notes mature in April 2025 and July 2025


ONDAS
NETWORKS

900 MHz – ATCS & dot16 Update

Systems integration progressing

- Completed 900 MHz systems integration effort in multiple deployments in both freight rail and passenger rail environments
  - Backwards compatibility with legacy train operating systems including back office demonstrated; new network equipment deployed with live traffic
  - Pending network migration to dot16 protocols on new 900 MHz band is next and final step
- Initial 900 MHz order received by distribution partner on behalf of commuter railroad in Southwest
- Commuter railroad in Midwest also engaged; expect commercial orders in 2H 2024



900 MHz Reaffirmed

AAR highlights dot16 and commitment to 900 MHz

- AAR provided comment letter to FCC re: 900 MHz plans
  - Reiterated intent to clear the legacy 900 band in September 2025
  - Stated that the “900 MHz network is a key component” of the industry’s “next-generation network plans”

- AAR further signaled the role of dot16 in their technology roadmap
  - *“… have already made a significant investment in rail safety innovation with the new wider narrowband channels (from 25 kHz to 100 kHz) and new waveforms (e.g., 802.16t), which will enable AAR to improve existing rail network capacity constraints across its narrowband spectrum assets and accommodate new safety applications.”*
  - *“Future innovative technologies will need to utilize the full suite of the railroad industry's licensed spectrum bands, including AAR’s 900 MHz ribbon license.”*

dot16 Market Expansion

Landmark order for 220 MHz PTC data radio

- Order for on-locomotive and wayside radios from key Northeast Corridor passenger railroad operator
  - Upgrade of legacy PTC radio in 220 MHz frequency
  - Commercial delivery slated for Q1 2025
- Expanding 900 MHz use cases beyond ATCS
  - Demonstrating ITCM compatibility to position 900 MHz as redundant PTC wireless system
  - Hotbox detectors, crossings, etc.
- Continued engagement with MxV Rail
  - Ongoing validation of Base Station Controller
- Siemens UK program for on-locomotive data radio continues



ONDAS

AUTONOMOUS SYSTEMS

AIROBOTICS

IRON DRONE

AMERICAN ROBOTICS

OAH Update

Leverage strength of aerial security and intelligence solutions in key vertical markets

- OAH corporate structure provides operational and financial flexibility to support growth plan
- Growing customer pipeline in U.S. and now Europe
- Focused on key critical end markets and use cases
  - Public safety and emergency response
  - Critical infrastructure assets (e.g., Terminal operations (ports))
  - Construction project management & security
  - Datacenters
- Optimus System inventory availability improving after Gaza War disruptions



Market, Customer and Product Expansion

Enhancing security and monitoring of critical facilities projects, public safety and military assets

- Fleet expansion in UAE expected to continue
    - Governmental customer in Dubai points to 22 system fleet by end of 2025
    - Potential for expanded commercial use cases in UAE
- Iron-Drone Raider system commercialized with new specifications
    - Integrated into critical radar technology
    - New features include navigation enhancements
    - Mobility options added to provide flexibility in situational deployments
- Secured initial order for Raider system from defense partner; expect follow-on orders for military deployments
- Formed new partnerships in Europe to expand market footprint and addressing growing need in Europe


IRON DRONE

US Customer & Strategic Activity

American Robotics prepared for growth

- Customer pipeline deepening and maturing
  - Focused on fleet opportunities and shared infrastructure models
  - Advanced marketing with additional customers to launch programs for 2024; pipeline highlights:
    - DOTs, Ports and Terminals, Public Safety
    - Data centers and construction project management
- Advanced the GreenUAS program; expect completion in Q3
- Introduced Kestrel System, an integrated DAA platform enabling true remote, BVLOS autonomous operations
- Maryland headquarters and demonstration and training center to be launched in June
- Developing Go-To-Market to introduce both Optimus and Iron Drone Systems to US defense and security markets


AR





Outlook

Focus on deployments and operational scale

- **Expect significant revenue growth in both Ondas Networks and OAS**
  - Targeting orders on 900 MHz with Class Is
  - Inventory delivery drives new OAS customer announcements
  - Visibility limited in first half 2024
- **Focus on operation scale to drive cost efficiencies and path to improved cash flow and profitability**
- **Target Milestones:**
  - **Ondas Networks**
    - Commercial volume orders from Class I Rail
    - Expanded field and development engagement with Class I Rails
  - **Ondas Autonomous Systems**
    - Deliver new Optimus customers in U.S. and Europe
    - Drive Iron Drone adoption (orders and global expansion)


AIROBOTICS


AIROBOTICS

Q&A

Appendix

ADJUSTED EBITDA RECONCILIATION	Three Months Ended March 31,	
(Unaudited)	**2024**	**2023**
Net loss	(9,876,084)	(14,455,551)
Depreciation expense	123,071	252,544
Other income (expense), net	748,889	1,802,872
Amortization of intangible assets	1,052,211	978,838
Stock-based compensation	269,553	1,263,356
Adjusted EBITDA	$ (7,682,360)	$ (10,157,941)

See the "Non-GAAP Financial Measure" section below.

Non-GAAP Financial Measure

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide a reconciliation of Earnings (Loss) before interest, depreciation, amortization, stock-based compensation and taxes ("Adjusted EBITDA"), the non-GAAP financial measure, contained in this presentation to the most directly comparable measure under GAAP, which reconciliation is set forth in the table included in the Appendix of this presentation.

We believe that EBITDA facilitates analysis of our ongoing business operations because it excludes items that may not be reflective of, or are unrelated to, the Company's core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate EBITDA differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. EBITDA should only be used as supplemental measures of our operating performance.

We believe that EBITDA improves comparability from period to period by removing the impact of our asset base (depreciation and amortization) and other adjustments as set out in the table included in the Appendix of this presentation, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

Management uses EBITDA in making financial, operating and planning decisions and evaluating the Company's ongoing performance.

THANK YOU

ONDAS
HOLDINGS INC.